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                                                                    Exhibit 23.5

                     CONSENT OF O'CONOR, WRIGHT WYMAN, INC.

We hereby consent to the inclusion of our opinion, dated November 1, 1996, as an exhibit to, and any and all references to us in, the Registration Statement on Form S-4 (S.E.C. file No. 333-13459) of View Tech, Inc., and that certain JOINT PROXY STATEMENT/VIEW TECH PROXY STATEMENT/PROSPECTUS SUMMARY that forms a part thereof.



                                  O'CONOR, WRIGHT WYMAN, INC.

Boston, Massachusetts



/s/ SCOTT H. PRESENT
-----------------------------
Scott H. Present
Vice President and
Director of Valuation Services

November 1, 1996